Exhibit 99.1
Noranda Reports Third Quarter 2013 Results
Third Quarter 2013 Highlights

•	Operating activities provided $26.1 million of cash flow, compared to $16.8 million provided in second quarter 2013 and $4.5 million provided in third quarter 2012

•	Total segment profit was $11.0 million, compared to $25.0 million in second quarter 2013 and $10.1 million in third quarter 2012

•	Excluding special items, diluted EPS was a loss of $0.30, compared to a loss of $0.16 in second quarter 2013 and a loss of $0.16 in third quarter 2012

•	Reported diluted EPS was a loss of $0.27, compared to a loss of $0.18 in second quarter 2013 and income of $0.05 in third quarter 2012

•	Primary aluminum shipments were 149.0 million pounds, compared to 148.0 million pounds in second quarter 2013 and 138.8 million pounds in third quarter 2012

•	At September 30, 2013, cash and cash equivalents totaled $63.9 million, and available borrowing capacity under the Company's asset-based revolving credit facility was $120.0 million
Franklin, Tennessee – October 30, 2013 – Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for third quarter 2013.
"We are proud to report another quarter of solid financial results and reliable operational performance," said Layle K. “Kip” Smith, Noranda's President and Chief Executive Officer. "We continue to see stable overall demand for our key aluminum products and to realize the positive impact of our actions to drive profitability and free cash flow in today's environment. During the third quarter we generated over $6 million in net cash, despite seasonal peak power premiums and further declines in aluminum prices, and continue to believe in the industry's long-term fundamentals."
"Having surpassed our previous $140 million CORE productivity target during second quarter 2013, we are pleased to announce a new CORE productivity program that targets $225 million of savings from 2014 to 2016. The program includes both a portfolio of traditional small and medium sized projects as well as certain more transformational initiatives that will collectively enhance our profitability and cash flow and create significant shareholder value. We are excited about the opportunities this program creates for Noranda and remain committed through the cycle to making accretive investments in our integrated platform, maintaining a strong balance sheet and prudently returning capital to shareholders."
Third Quarter 2013 Results
Excluding special items, Noranda's third quarter 2013 results were a net loss of $20.3 million ($0.30 loss per diluted share), compared to a net loss of $10.6 million ($0.16 loss per diluted share) in second quarter 2013 and a net loss of $10.8 million ($0.16 per diluted share) in third quarter 2012 . Reported third quarter 2013 results were a net loss of $18.2 million ($0.27 loss per diluted share), compared to a second quarter 2013 net loss of $12.3 million ($0.18 loss per diluted share) and third quarter 2012 net income of $3.8 million ($0.05 per diluted share).
Sales for third quarter 2013 were $339.9 million, compared to $352.0 million in second quarter 2013 and $336.8 million in third quarter 2012.

•
Sequentially (comparing third quarter 2013 to second quarter 2013), sales decreased $12.1 million, $9.0 million of which was due to lower third quarter 2013 prices, primarily due to a decline in LME aluminum prices. The remaining portion of the sequential sales decline was attributable to a 2.2% decrease in Flat-Rolled Products segment volumes, as moderate summer temperatures created a shorter selling season for finstock products used in HVAC applications.

•
Year-over-year (comparing third quarter 2013 to third quarter 2012), sales increased $3.1 million. This improvement was primarily driven by a $14.3 million impact from improved volumes in the Alumina, Primary Aluminum, and Flat-Rolled Products segments, which more than offset the effects of lower prices in those segments. Improved volumes in the Alumina, Primary Aluminum, and Flat-Rolled Products segments reflected the effectiveness of the Company's CORE productivity program at eliminating production variability issues experienced in the third quarter 2012 which negatively impacted volumes in those segments.

Total third quarter 2013 segment profit was $11.0 million, compared to $25.0 million in second quarter 2013 and $10.1 million in third quarter 2012.

•
Sequentially, segment profit decreased by $14.0 million, largely due to the Primary Aluminum segment, where seasonal peak power rates and lower realized prices on external shipments had a negative impact of $10.9 million and $4.2 million, respectively.

•
Year-over-year, segment profit increased by $0.9 million. This improvement was driven primarily by the increase in revenues discussed above, partially offset by an increase in the cost of power as a result of the January 2013 rate case.

Excluding special items, the Company reported a third quarter 2013 net loss of $20.3 million, compared to a net loss of $10.6 million in second quarter 2013 and third quarter 2012 net loss of $10.8 million.

•	The $9.7 million sequential increase in net loss (excluding special items) reflects a $14.0 million ($9.5 million after-tax) decrease in segment profit.

•
The $9.5 million year-over-year increase in net loss (excluding special items) reflects an $8.9 million ($6.1 million after-tax) decrease in LIFO-related inventory adjustments, and a $3.7 million ($2.5 million after tax) increase in interest expense. In third quarter 2012, the Company recorded a $10.0 million benefit due to LIFO-related inventory adjustments as an increase in the LME aluminum price during that quarter led to reversals in LCM and LIFO reserves. There were no such LIFO adjustments in third quarter 2013.

Year-to-date Results
Sales for the first nine months of 2013 were $1.0 billion, compared to $1.1 billion in the nine months ended September 30, 2012. Of the $31.7 million decrease in sales, $25.2 million was attributable to lower realized prices in the Alumina, Primary Aluminum, and Flat-Rolled Products segments, primarily due to lower LME aluminum prices in 2013. The remaining portion of the sales decline was largely attributable to lower external shipment volumes in the Alumina segment, where a larger portion of the first quarter volume was directed internally to the Primary Aluminum segment in order to restock the supply chain following third and fourth quarter 2012 production issues in the Alumina segment.
Total segment profit was $72.3 million in the first nine months of 2013 and $103.8 million in the first nine months of 2012. The reduction in segment profit was primarily driven by lower LME aluminum prices and input cost inflation, partially offset by productivity actions under the Company's CORE program.
Segment Information

	Three months ended
	September 30, 2013	June 30, 2013	September 30, 2012
Key Primary Aluminum segment metrics:
Average realized Midwest transaction price (per pound)	$0.92	$0.95	$0.96
Net Cash Cost (per pound shipped)	$0.89	$0.83	$0.92
Total primary aluminum shipments (pounds, in millions)	149.0	148.0	138.8
Segment profit (loss) (in millions):
Bauxite	$2.3	$0.7	$0.3
Alumina	3.9	2.8	1.8
Primary Aluminum	(1.1)	13.9	3.1
Eliminations	(0.2)	1.5	0.2
Total integrated upstream business segment profit	4.9	18.9	5.4
Flat-Rolled Products	13.6	14.2	12.0
Corporate	(7.5)	(8.1)	(7.3)
Total segment profit	$11.0	$25.0	$10.1
Bauxite. The Bauxite segment reported a $2.3 million segment profit in third quarter 2013, compared to $0.7 million in second quarter 2013 and $0.3 million in third quarter 2012.

•
Sequentially, Bauxite segment results reflect a $1.5 million cumulative positive impact of higher transfer price to the Alumina segment. Aside from the pricing change, Bauxite segment results were relatively unchanged from the second quarter of 2013.

•
Year-over year improved operating efficiency in the segment's shipping operations led to a more favorable mix between internal and external shipments, lower demurrage costs and improved segment performance.

Alumina. The Alumina segment reported a $3.9 million segment profit in third quarter 2013, compared to $2.8 million in second quarter 2013 and $1.8 million in third quarter 2012.

•
Sequentially, Alumina segment results reflect a $1.8 million positive impact from lower natural gas prices, as well as lower caustic and other raw material prices in third quarter 2013. These positive factors were partially offset by a $2.1 million negative impact from lower LME aluminum prices on LME-indexed internal and external shipments.

•
Year-over-year Alumina segment results reflect a $3.4 million negative impact on internal and external revenues from lower LME-indexed alumina prices combined with natural gas cost increases. Lower bauxite purchase prices combined with improvement in fixed cost absorption and more reliable operations offset some of the pricing and natural gas cost impact. Third quarter 2012 Alumina segment results were also negatively affected by Hurricane Isaac.

Primary Aluminum. Segment loss in third quarter 2013 was $1.1 million, compared to segment profit of $13.9 million in second quarter 2013 and segment profit of $3.1 million in third quarter 2012.

•
Sequentially, Primary Aluminum segment profit decreased by $15.0 million. A $0.03 decrease in the average realized Midwest transaction price for the quarter had a $4.5 million negative impact on segment profit. Additionally, higher fuel adjustment charges and normal seasonal peak power rates had a $10.9 million negative impact on segment profit. These negative factors were partially offset by lower prices for carbon-based and other raw materials.

•
Year-over-year Primary Aluminum segment profit decreased by $4.2 million. A $0.04 decrease in the average realized Midwest transaction price had a $6.0 million negative impact on segment profit. Additionally, higher electricity prices, principally due to a rate increase which became effective in January 2013, had a $5.2 million negative impact. These negative factors were partially offset by a $2.4 million positive impact from lower energy usage, as well as lower LME-indexed alumina prices and lower prices for carbon-based commodity inputs.

Net Integrated Aluminum Cash Cost. Net Cash Cost in third quarter 2013 was $0.89, compared to $0.83 in second quarter 2013 and $0.92 in third quarter 2012.

•
Sequentially, Net Cash Cost increased by $0.06 per pound, reflecting higher electricity costs due to normal seasonal peak power rates in the Primary Aluminum segment, offset partially by favorable input costs for natural gas and caustic soda in the alumina segment.

Seasonal peak power rates increased the Company's integrated primary aluminum cash cost by approximately $0.07 per pound in third quarter 2013 compared to second quarter 2013. Fourth quarter results will reflect a total benefit of approximately $0.10 per pound due to the lack of seasonal peak power rates. There are no seasonal peak power rates in first or fourth quarters.

•
Year-over-Year Net Cash Cost decreased by $0.03 per pound, reflecting the effects of improved operating reliability in the Primary Aluminum and Alumina segments. These improvements were sufficient to offset the negative effect of lower LME-indexed alumina prices on external shipments in the Alumina segment and higher electricity prices in the Primary Aluminum segment following a rate increase which became effective in January 2013.

Flat-Rolled Products. Segment profit in third quarter 2013 was $13.6 million, compared to $14.2 million in second quarter 2013 and $12.0 million in third quarter 2012.
Corporate. Corporate expenses in third quarter 2013 were $7.5 million, compared to $8.1 million in second quarter 2013 and $7.3 million in third quarter 2012. Sequentially, corporate expenses were $0.6 million lower due primarily to lower benefit costs in 2013.
Liquidity and Capital Resources
At September 30, 2013, the Company had $63.9 million of cash and cash equivalents. Available borrowing capacity under the Company's asset-based revolving credit facility was $120.0 million, calculated as of September 30, 2013.
Operating activities provided $26.1 million of cash in third quarter 2013, compared to $16.8 million of cash provided in second quarter 2013 and $4.5 million provided in third quarter 2012. The table below summarizes the key drivers behind changes in the Company's cash positions for each period:

	Three months ended
(in millions)	September 30, 2013	June 30, 2013	September 30, 2012
Segment profit	$11.0	$25.0	$10.1
Gas hedges	—	—	(9.6)
Prepaid expenses and other	(2.6)	(2.5)	(8.4)
Interest paid	(7.5)	(6.9)	(5.1)
Taxes paid	(0.1)	(6.0)	(7.3)
Operating working capital	25.3	7.2	24.8
Cash provided by operating activities	26.1	16.8	4.5
Cash used in investing activities	(16.1)	(20.0)	(17.9)
Cash provided by (used in) financing activities	(3.9)	44.9	(3.3)
Change in cash and cash equivalents	6.1	41.7	(16.7)

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data and where noted)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	$	$	$	$
Statements of operations data:
Sales	339.9	336.8	1,030.3	1,062.0
Operating costs and expenses:
Cost of sales	333.3	323.3	973.1	959.4
Selling, general and administrative expenses	23.7	24.3	69.8	64.8
Total operating costs and expenses	357.0	347.6	1,042.9	1,024.2
Operating income (loss)	(17.1)	(10.8)	(12.6)	37.8
Other (income) expense:
Interest expense, net	12.6	8.9	34.9	24.2
(Gain) loss on hedging activities, net	2.4	(25.4)	—	(62.5)
Debt refinancing expense	—	—	2.5	8.1
Total other (income) expense, net	15.0	(16.5)	37.4	(30.2)
Income (loss) before income taxes	(32.1)	5.7	(50.0)	68.0
Income tax expense (benefit)	(13.9)	1.9	(20.1)	22.7
Net income (loss)	(18.2)	3.8	(29.9)	45.3
Net income (loss) per common share:
Basic	$(0.27)	$0.06	$(0.44)	$0.67
Diluted	$(0.27)	$0.05	$(0.44)	$0.66
Weighted-average common shares outstanding:
Basic	68.01	67.68	67.90	67.49
Diluted	68.01	69.12	67.90	69.10
Cash dividends declared per common share	$0.04	$0.04	$0.12	$1.37
External sales by segment:
Bauxite	11.1	13.6	33.8	37.3
Alumina	49.5	48.6	142.9	162.1
Primary Aluminum	133.4	129.1	408.6	413.1
Flat-Rolled Products	145.9	145.5	445.0	449.5
Total	339.9	336.8	1,030.3	1,062.0
Segment profit (loss):
Bauxite	2.3	0.3	7.2	3.9
Alumina	3.9	1.8	10.8	29.2
Primary Aluminum	(1.1)	3.1	37.0	51.9
Flat-Rolled Products	13.6	12.0	41.6	41.1
Corporate	(7.5)	(7.3)	(24.3)	(22.3)
Eliminations	(0.2)	0.2	—	—
Total	11.0	10.1	72.3	103.8
Financial and other data:
Average realized Midwest transaction price (per pound)	$0.92	$0.96	$0.97	$1.01
Net Cash Cost (per pound shipped)	$0.89	$0.92	$0.84	$0.81
Shipments:
External shipments:
Bauxite (kMts)	466.0	666.1	1,429.1	1,676.9
Alumina (kMts)	159.8	150.7	448.0	479.0
Primary Aluminum (pounds, in millions)	127.4	120.0	373.3	369.1
Flat-Rolled Products (pounds, in millions)	99.9	97.6	295.9	292.8
Intersegment shipments:
Bauxite (kMts)	661.4	601.1	2,056.8	1,897.6
Alumina (kMts)	138.1	120.4	423.1	369.0
Primary Aluminum (pounds, in millions)	21.6	18.8	65.4	58.1

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(unaudited)

	September 30, 2013	December 31, 2012
	$	$
ASSETS
Current assets:
Cash and cash equivalents	63.9	36.1
Accounts receivable, net	105.7	106.6
Inventories, net	193.7	195.8
Taxes receivable	4.4	2.0
Prepaid expenses	5.5	8.9
Other current assets	14.7	18.9
Total current assets	387.9	368.3
Property, plant and equipment, net	682.4	694.5
Goodwill	137.6	137.6
Other intangible assets, net	56.7	61.2
Other assets	93.4	96.1
Total assets	1,358.0	1,357.7
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	98.0	107.2
Accrued liabilities	69.5	58.8
Derivative liabilities, net	4.5	1.8
Deferred tax liabilities	10.1	16.8
Current portion of long-term debt	4.9	3.3
Total current liabilities	187.0	187.9
Long-term debt, net	644.2	592.4
Long-term derivative liabilities, net	—	0.1
Pension and other post-retirement benefit ("OPEB") liabilities	186.3	187.2
Other long-term liabilities	50.2	52.3
Long-term deferred tax liabilities	168.8	183.5
Common stock subject to redemption (0.2 shares at December 31, 2012)	—	2.0
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at September 30, 2013 and December 31, 2012)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 68.0 shares issued and outstanding at September 30, 2013; 67.7 shares issued and outstanding at December 31, 2012, including 0.2 shares subject to redemption at December 31, 2012)	0.7	0.7
Capital in excess of par value	238.4	233.4
Retained earnings (accumulated deficit)	(20.2)	17.9
Accumulated other comprehensive loss	(103.4)	(105.7)
Total shareholders’ equity	115.5	146.3
Non-controlling interest	6.0	6.0
Total equity	121.5	152.3
Total liabilities and equity	1,358.0	1,357.7

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	$	$	$	$
OPERATING ACTIVITIES
Net income (loss)	(18.2)	3.8	(29.9)	45.3
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	24.3	23.6	70.9	70.2
Non-cash interest expense	0.7	0.7	2.0	2.1
Last in, first out and lower of cost or market inventory adjustments	(1.1)	(10.0)	1.1	(14.3)
(Gain) loss on disposal of assets	1.6	1.2	2.2	(1.4)
Gain on hedging activities, excluding cash settlements	(0.8)	(38.6)	(5.7)	(99.6)
Debt refinancing expense	—	—	2.5	8.1
Deferred income taxes	(14.7)	2.0	(23.1)	2.1
Share-based compensation expense	1.2	0.9	3.4	3.9
Changes in other assets	(0.2)	(2.6)	(2.5)	(6.0)
Changes in pension, other post-retirement and other long-term liabilities	3.6	(2.4)	7.8	(1.3)
Changes in current operating assets and liabilities:
Accounts receivable, net	18.5	13.8	0.8	(15.2)
Inventories, net	12.3	5.2	1.3	(3.5)
Taxes receivable and taxes payable	0.9	(6.9)	(2.8)	(11.1)
Other current assets	(2.1)	2.4	9.7	24.6
Accounts payable	(5.5)	5.8	(7.6)	10.3
Accrued liabilities	5.6	5.6	10.7	(28.0)
Cash provided by (used in) operating activities	26.1	4.5	40.8	(13.8)
INVESTING ACTIVITIES
Capital expenditures	(16.2)	(17.9)	(55.7)	(59.8)
Proceeds from sale of property, plant and equipment	0.1	—	0.9	4.8
Cash used in investing activities	(16.1)	(17.9)	(54.8)	(55.0)
FINANCING ACTIVITIES
Shares tendered for taxes, share-based payment arrangements, net of proceeds from issuance of common shares	0.1	0.2	(0.1)	0.1
Dividends paid to shareholders	(2.8)	(2.7)	(8.2)	(92.2)
Distributions paid to share-based award holders	—	—	—	(3.1)
Repayments of long-term debt	(1.2)	(0.8)	(278.8)	(154.8)
Borrowings on long-term debt, net	—	—	331.8	322.6
Payments of financing costs	—	—	(2.9)	(12.6)
Cash provided by (used in) financing activities	(3.9)	(3.3)	41.8	60.0
Change in cash and cash equivalents	6.1	(16.7)	27.8	(8.8)
Cash and cash equivalents, beginning of period	57.8	50.6	36.1	42.7
Cash and cash equivalents, end of period	63.9	33.9	63.9	33.9

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended September 30, 2013
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	11.1	49.5	133.4	145.9	—	—	339.9
Intersegment	19.8	35.7	19.6	—	—	(75.1)	—
Total sales	30.9	85.2	153.0	145.9	—	(75.1)	339.9

Capital expenditures	1.5	4.2	7.5	2.5	0.5	—	16.2
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	2.3	3.9	(1.1)	13.6	(7.5)	(0.2)	11.0
Depreciation and amortization	(2.9)	(6.0)	(10.2)	(5.1)	(0.1)	—	(24.3)
Last in, first out and lower of cost or market inventory adjustments	—	—	2.3	(1.1)	—	(0.1)	1.1
Loss on disposal of assets	(0.1)	—	—	(1.5)	—	—	(1.6)
Non-cash pension, accretion and stock compensation	—	(0.2)	(1.8)	(1.5)	(1.6)	—	(5.1)
Relocation and severance	—	—	0.1	—	(0.9)	—	(0.8)
Cash settlements on hedging transactions	—	—	0.6	2.3	—	—	2.9
Other, net	0.1	(0.1)	—	0.1	(0.5)	0.1	(0.3)
Operating income (loss)	(0.6)	(2.4)	(10.1)	6.8	(10.6)	(0.2)	(17.1)
Interest expense, net							12.6
Loss on hedging activities, net							2.4
Total other expense, net							15.0
Loss before income taxes							(32.1)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended September 30, 2012
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	13.6	48.6	129.1	145.5	—	—	336.8
Intersegment	20.0	32.0	18.1	—	—	(70.1)	—
Total sales	33.6	80.6	147.2	145.5	—	(70.1)	336.8

Capital expenditures	2.6	4.6	7.1	2.7	0.9	—	17.9
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	0.3	1.8	3.1	12.0	(7.3)	0.2	10.1
Depreciation and amortization	(2.1)	(5.8)	(11.0)	(4.4)	(0.3)	—	(23.6)
Last in, first out and lower of cost or market inventory adjustments	—	—	3.0	6.8	—	0.2	10.0
Gain (loss) on disposal of assets	0.2	—	(1.4)	—	—	—	(1.2)
Non-cash pension, accretion and stock compensation	—	(0.2)	(1.4)	(1.3)	(1.1)	—	(4.0)
Consulting and sponsor fees	—	—	—	—	(0.2)	—	(0.2)
Relocation and severance	—	—	0.1	(0.1)	(0.1)	—	(0.1)
Cash settlements on hedging transactions	—	—	0.2	2.3	—	—	2.5
Other, net (1)	—	—	(3.6)	(0.1)	—	(0.6)	(4.3)
Operating income (loss)	(1.6)	(4.2)	(11.0)	15.2	(9.0)	(0.2)	(10.8)
Interest expense, net							8.9
Gain on hedging activities, net							(25.4)
Total other income, net							(16.5)
Income before income taxes							5.7

(1)
In third quarter 2012, the Company expensed $3.5 million of contingency costs related to assembling a back-up labor force during the renegotiation of its collective bargaining agreement at its New Madrid smelter.

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Nine months ended September 30, 2013
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	33.8	142.9	408.6	445.0	—	—	1,030.3
Intersegment	62.7	115.5	62.2	—	—	(240.4)	—
Total sales	96.5	258.4	470.8	445.0	—	(240.4)	1,030.3

Capital expenditures	8.7	13.1	23.2	8.7	2.0	—	55.7
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	7.2	10.8	37.0	41.6	(24.3)	—	72.3
Depreciation and amortization	(7.9)	(16.6)	(31.4)	(14.4)	(0.6)	—	(70.9)
Last in, first out and lower of cost or market inventory adjustments	—	—	2.7	(3.4)	—	(0.4)	(1.1)
Gain (loss) on disposal of assets	(0.1)	0.5	0.1	(2.7)	—	—	(2.2)
Non-cash pension, accretion and stock compensation	0.1	(0.7)	(5.3)	(4.4)	(4.4)	—	(14.7)
Relocation and severance	—	(0.2)	(0.3)	(0.1)	(1.3)	—	(1.9)
Consulting fees	—	—	—	—	(0.4)	—	(0.4)
Cash settlements on hedging transactions	—	—	1.3	5.3	—	—	6.6
Other, net	—	(0.3)	—		(0.4)	0.4	(0.3)
Operating income (loss)	(0.7)	(6.5)	4.1	21.9	(31.4)	—	(12.6)
Interest expense, net							34.9
Debt refinancing expense							2.5
Total other expense, net							37.4
Loss before income taxes							(50.0)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Nine months ended September 30, 2012
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	37.3	162.1	413.1	449.5	—	—	1,062.0
Intersegment	61.8	106.2	58.2	—	—	(226.2)	—
Total sales	99.1	268.3	471.3	449.5	—	(226.2)	1,062.0

Capital expenditures	6.6	12.8	27.8	10.4	2.2	—	59.8
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	3.9	29.2	51.9	41.1	(22.3)	—	103.8
Depreciation and amortization	(6.3)	(16.3)	(32.9)	(13.7)	(1.0)	—	(70.2)
Last in, first out and lower of cost or market inventory adjustments	—	—	7.4	7.2	—	(0.3)	14.3
Gain (loss) on disposal of assets	0.2	—	(3.0)	4.2	—	—	1.4
Non-cash pension, accretion and stock compensation	(0.1)	(0.6)	(4.1)	(3.7)	(4.6)	—	(13.1)
Relocation and severance	—	—	(0.1)	(0.2)	(0.2)	—	(0.5)
Consulting fees	—	—	—	—	(0.7)	—	(0.7)
Cash settlements on hedging transactions	—	—	0.7	6.3	—	—	7.0
Other, net (1)	—	(0.4)	(3.5)	—	(0.2)	(0.1)	(4.2)
Operating income (loss)	(2.3)	11.9	16.4	41.2	(29.0)	(0.4)	37.8
Interest expense, net							24.2
Gain on hedging activities, net							(62.5)
Debt refinancing expense							8.1
Total other income, net							(30.2)
Income before income taxes							68.0

(1)
In third quarter 2012, the Company expensed $3.5 million of contingency costs related to assembling a back-up labor force during the renegotiation of its collective bargaining agreement at its New Madrid smelter.

ADJUSTED EBITDA
(in millions)
(unaudited)
Management uses "Adjusted EBITDA" as a liquidity measure in respect of the ratios disclosed below, as defined in the Company’s debt agreements. As used herein, Adjusted EBITDA means net income before income taxes, net interest expense, depreciation and amortization, adjusted to eliminate certain non-cash expenses and other specified items of income or expense as outlined below (in millions):

					Twelve Months Ended
	Three months ended September 30,		Nine months ended September 30,		September 30,	December 31,
	2013	2012	2013	2012	2013	2012
	$	$	$	$	$	$
Adjusted EBITDA	11.0	0.5	72.3	74.1	95.1	96.9
Last in, first out and lower of cost or market inventory adjustments (a)	1.1	10.0	(1.1)	14.3	(5.7)	9.7
Gain (loss) on disposal of assets	(1.6)	(1.2)	(2.2)	1.4	1.4	5.0
Non-cash pension, accretion and stock compensation	(5.1)	(4.0)	(14.7)	(13.1)	(19.1)	(17.5)
Relocation and severance	(0.8)	(0.1)	(1.9)	(0.5)	(2.3)	(0.9)
Consulting fees	—	(0.2)	(0.4)	(0.7)	(0.4)	(0.7)
Debt refinancing expense	—	—	(2.5)	(8.1)	(2.5)	(8.1)
Non-cash derivative gains (b)	0.5	37.4	6.6	99.1	34.2	126.7
Other, net	(0.3)	(4.2)	(0.3)	(4.1)	(1.1)	(4.9)
Depreciation and amortization	(24.3)	(23.6)	(70.9)	(70.2)	(99.2)	(98.5)
Interest expense, net	(12.6)	(8.9)	(34.9)	(24.2)	(43.8)	(33.1)
Income tax	13.9	(1.9)	20.1	(22.7)	17.7	(25.1)
Net income (loss)	(18.2)	3.8	(29.9)	45.3	(25.7)	49.5

(a)
The Company’s New Madrid smelter and the Company's rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduces inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b)
At various times, the Company has used derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of those derivative financial instruments.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, income from continuing operations, operating income or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to the Company; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

					Twelve Months Ended
	Three months ended September 30,		Nine months ended September 30,		September 30,	December 31,
	2013	2012	2013	2012	2013	2012
	$	$	$	$	$	$
Adjusted EBITDA	11.0	0.5	72.3	74.1	95.1	96.9
Stock compensation expense	1.2	0.9	3.4	3.9	4.3	4.8
Changes in other assets	(0.2)	(2.6)	(2.5)	(6.0)	(6.8)	(10.3)
Changes in pension, other post-retirement liabilities and other long-term liabilities	3.6	(2.4)	7.8	(1.3)	13.8	4.7
Changes in current operating assets and liabilities	29.7	25.9	12.1	(22.9)	40.4	5.4
Changes in current income taxes	(0.8)	0.1	(3.0)	(20.6)	(9.9)	(27.5)
Changes in accrued interest	(11.9)	(8.2)	(32.9)	(22.1)	(41.1)	(30.3)
Non-cash pension, accretion and stock compensation	(5.1)	(4.0)	(14.7)	(13.1)	(19.1)	(17.5)
Restructuring, relocation and severance	(0.8)	(0.1)	(1.9)	(0.5)	(2.3)	(0.9)
Consulting and sponsor fees	—	(0.2)	(0.4)	(0.7)	(0.4)	(0.7)
Other, net	(0.6)	(5.4)	0.6	(4.6)	(0.5)	(5.7)
Cash flow provided by (used in) operating activities	26.1	4.5	40.8	(13.8)	73.5	18.9
Covenant Compliance and Financial Ratios
The Company's debt agreements do not require it to achieve any financial performance metric or ratio in order to avoid a default (subject, in the case of the senior secured revolving credit facility, to its maintaining minimum availability thereunder). However, such agreements do restrict Noranda AcquisitionCo's and its subsidiaries' ability, among other things, to (i) incur additional indebtedness; (ii) declare or pay dividends or make other distributions or repurchase or redeem its capital stock; (iii) make investments; (iv) sell assets, including capital stock of subsidiaries; (v) enter into agreements restricting its subsidiaries' ability to pay dividends; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (vii) enter into transactions with its affiliates; (viii) incur liens and (ix) engage in certain business activities. Further, certain covenants contained in the Company's debt agreements governing the senior secured credit facilities and the indentures governing the Company's Notes restrict its ability to take certain actions if it is unable to meet certain ratios including, among others:(i) the ratio of Adjusted EBITDA, calculated on a trailing four-quarter basis, to fixed charges (the "Fixed-Charge Coverage Ratio") or (ii) the ratio of Adjusted EBITDA, calculated on a trailing four-quarter basis and subtracting certain cash payments, including certain taxes, capital expenditures and dividends, to fixed charges (the "Revolver Fixed-Charge Coverage Ratio") or (iii) the ratio of senior first-lien secured net debt to Adjusted EBITDA, calculated on a trailing four-quarter basis (the "Net Senior Secured Leverage Ratio"). The actions which could be restricted include incurring additional secured or unsecured debt, expanding borrowings under existing term loan facilities, paying dividends, engaging in mergers, acquisitions and certain other investments, and retaining proceeds from asset sales. Furthermore, the Company's ability to take certain actions, including paying dividends and making acquisitions and certain other investments, depends on the amounts available for such actions under the applicable covenants, which amounts accumulate with reference to Adjusted EBITDA, or Consolidated Net Income (each as defined in the Company's debt agreements), on a quarterly basis.

Certain of the minimum or maximum ratio levels set forth in the Company's covenants as conditions to its undertaking certain actions and its actual performance are summarized below:

		Requirements	Actual as of
			September 30, 2013	December 31, 2012
AcquisitionCo Notes (1)	Fixed-Charge Coverage Ratio	Minimum 2.0 to 1.0	1.8 to 1.0	2.8 to 1.0
Revolver (2)	Revolver Fixed-Charge Coverage Ratio	Minimum 1.0 to 1.0	--	--
Term B Loan and Revolver (3)	Total Net Senior First Lien Secured Leverage Ratio	Maximum 2.25 to 1.0	4.3 to 1.0	2.9 to 1.0

(1)
For Noranda Aluminum Acquisition Corp, fixed charges on a pro forma basis (giving effect to debt repayments) for the four quarters ended September 30, 2013 and the year ended December 31, 2012 were $52.3 million and $35.2 million, respectively.

(2)
As defined in the credit agreement governing the Revolver, fixed charges for the four quarters ended September 30, 2013 and the year ended December 31, 2012 were $46.6 million and $33.6 million respectively. For the four quarters ended September 30, 2013, and the year ended December 31, 2012, the Revolver Fixed-Charge Coverage Ratio was less than 1.0 to 1.0.

(3)
As used in calculating this ratio, "senior first-lien secured net debt" means the amount outstanding under the Term B Loan and the Revolver and any debt secured by a first priority lien on assets of Noranda Aluminum Acquisition Corp and/or any of its subsidiaries, less "unrestricted cash" and "permitted investments" (as defined under the Company's Senior Secured Credit Facilities) up to a cap of $100.0 million. At September 30, 2013 and December 31, 2012, senior first lien secured debt was $479.0 million and $322.6 million, respectively, and unrestricted cash and permitted investments were $63.6 million and $35.8 million, respectively, resulting in senior first lien secured net debt of $415.4 million and $286.8 million, respectively.

Because the Company did not satisfy certain financial ratio levels relevant to these covenants as of September 30, 2013, the Company may be limited in its ability to expand borrowings under existing term loan facilities, incur additional secured or unsecured debt, make acquisitions or certain other investments, or engage in mergers and pay dividends. These restrictions do not interfere with the day-to-day-conduct of the Company's business. Based on the debt agreement provisions pertaining to dividends, the Company does not expect these restrictions to affect its ability to continue paying a quarterly dividend in the foreseeable future, although the Company's Board of Directors retains the ability to change the amount of such dividends, including the right not to declare any such dividends.
Because the Revolver Fixed-Charge Coverage Ratio (as defined above) was less than 1.0 to 1.0 as of September 30, 2013, the Company must maintain at least $20.0 million of available borrowing capacity under its Revolver. Net of the impact of reducing availability by $20.0 million, the Company's available borrowing capacity under the Revolver was $120.0 million, calculated as of September 30, 2013. The Company's debt agreements do not otherwise require it to maintain any financial performance metric or ratio in order to avoid a default.

NORANDA ALUMINUM HOLDING CORPORATION
NET CASH COST OF PRIMARY ALUMINUM
(unaudited)
Net cash cost of primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added premiums on primary aluminum sales. The Company has provided net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Net cash cost per pound is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Net cash cost per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of net cash cost of primary aluminum:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Total primary aluminum cash cost (in millions)(a)	$133.0	$128.1	$370.5	$346.1
Total shipments (pounds in millions)	149.0	138.8	438.7	427.2
Net Cash Cost (per pound shipped)	$0.89	$0.92	$0.84	$0.81

(a) Total primary aluminum cash cost is calculated below (in millions):
Total primary aluminum revenue	$153.0	$147.2	$470.8	$471.3
Less fabrication premiums and other revenue	(15.1)	(13.7)	(45.3)	(40.2)
Realized Midwest transaction price revenue	137.9	133.5	425.5	431.1

Primary Aluminum segment profit (loss)	(1.1)	3.1	37.0	51.9
Alumina segment profit	3.9	1.8	10.8	29.2
Bauxite segment profit	2.3	0.3	7.2	3.9
Profit Eliminations	(0.2)	0.2	—	—
Total	4.9	5.4	55.0	85.0
Total primary aluminum cash cost (in millions)	$133.0	$128.1	$370.5	$346.1

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS (LOSS) PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)
"Net income (loss), excluding special items" means net income (loss) adjusted to eliminate the impact of certain transactions and events referred to as "special items," as listed herein. "Diluted earnings (loss) per share, excluding special items" refers to net income (loss) excluding special items, divided by the number of diluted weighted-average common shares outstanding. Management has provided net income (loss), excluding special items and diluted earnings (loss) per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income (loss) from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.
Net income (loss), excluding special items may not be comparable to similarly titled measures used by other companies. Net income (loss), excluding special items should not be considered in isolation from or as an alternative to net income (loss) or any other performance measures derived in accordance with U.S. GAAP. Net income (loss), excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.
Special items and diluted earnings (loss) per share, excluding special items are outlined below (in millions):

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Special items:
Transaction costs (1)	—	—	(2.5)	(8.6)
Modification of stock options (2)	—	0.1	—	(1.0)
Gain on sale of idle mill mill equipment	—	—	—	4.5
(Loss) gain on hedging activities	(2.4)	25.4	—	62.5
Labor negotiation contingency cost (3)	—	(3.5)	—	(3.5)
Total special items (pre-tax)	(2.4)	22.0	(2.5)	53.9
Diluted earnings per share, excluding special items:
Pre-tax income (loss)	(32.1)	5.7	(50.0)	68.0
Pre-tax impact of special items	2.4	(22.0)	2.5	(53.9)
Pre-tax income (loss), excluding special items	(29.7)	(16.3)	(47.5)	14.1
Income tax (benefit) expense, excluding special items (4)	(9.4)	(5.5)	(15.1)	4.7
Net income (loss), excluding special items	(20.3)	(10.8)	(32.4)	9.4
Weighted-average common shares outstanding, diluted (shares, in millions) (5)	68.01	67.68	67.90	69.10
Diluted earnings (loss) per share, excluding special items	(0.30)	(0.16)	(0.48)	0.14

(1)
Includes, for the nine months ended September 30, 2013, debt refinancing expense representing the write-off of deferred financing costs and third party fees related to the AcquisitionCo Notes due 2015. Includes, for the nine months ended September 30, 2012, $8.1 million of costs related to the 2012 refinancing and the related tender offer, including creditor and third-party fees as well as the write-off of deferred financing fees. The amount for the nine months ended September 30, 2012 also includes $0.5 million of costs related to the public secondary offering of 10 million shares of common stock by Apollo.

(2)
During the nine months ended September 30, 2012, holders of stock options, service-vesting restricted stock and restricted stock units were paid cash for the $1.25 per share supplemental dividend. The Company accelerated $1.2 million of share-based payment compensation expense in connection with this award modification. Share-based payment compensation cost related to the modified awards of $0.4 million would have been recognized ratably throughout second, third and fourth quarter 2012 had the modification not occurred.

(3)
In third quarter 2012, the Company expensed $3.5 million of contingency costs related to assembling a back-up labor force during the renegotiation of its collective bargaining agreement at its New Madrid smelter.

(4)
Income taxes, excluding special items were calculated using the Company's estimated annual effective tax rate from continuing operations, which was 31.8% for the three months ended September 30, 2013 and 33.5% for the three months ended September 30, 2012. Our effective income tax rate for the three months ended September 30, 2013 and for the nine months ended September 30, 2013 was impacted by enacted changes in state income tax laws which affected apportionment methods and income tax rates in certain states. As a result of these changes, we recorded a $3.7 million discrete income tax benefit for the three and nine months ended September 30, 2013.

(5)	For periods with a net loss, potential common shares were excluded from the weighted-average common shares outstanding because these potential shares would have been antidilutive.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as "believes," "expects," "may," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company affiliated with its private equity sponsor.
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Contact
Noranda Aluminum Holding Corporation
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com